UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

|X| CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

       Date of Report (Date of earliest event reported) December 20, 2000

                       Commission File Number: 001-13657
                                               ---------

                         STANDARD AUTOMOTIVE CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                   52-2018607
          --------                                   ----------
(State or other jurisdiction                      (I.R.S. Employer
       of Incorporation)                          Identification No.)

    321 Valley Road, Hillsborough, NJ                08844-4056
    ---------------------------------                ----------
(Address of principal executive offices)             (Zip Code)

                                 (908) 874-7778
                                 --------------
              (Registrant's telephone number including area code)

                                 Not applicable
                                 --------------
         (Former name or former address, if changed since last report)

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Item 5. Other Events

      On December 20, 2000, the Board of Directors of Standard Automotive Corporation ("Standard") approved suspending the $ 289,000 quarterly dividend on its 8 1/2 % Senior Convertible Redeemable Preferred Stock ("Preferred Stock"). As of December 20, 2000, there were 1,132,600 shares of Preferred Stock issued and outstanding. The suspension of the Preferred Stock dividend was precipitated by Standard's current violation of two loan covenants; however, Standard is in full compliance with its payment of interest and principal on its outstanding senior indebtedness.

      Standard's Board of Directors anticipates a resumption of the Preferred Stock dividend once Standard is back in compliance with performance measured covenants contained in its credit agreement. In the interim, all Preferred Stock dividends will accrue pursuant to the terms of the Certificate of Designation for the Preferred Stock.

      Standard issued a press release on December 20, 2000 announcing the suspension of the Preferred Stock dividend. A copy of the press release is filed as an exhibit to this Form 8-K and is incorporated by reference.

Item 7. Financial Statements and Exhibits

      (c) Exhibits. The following exhibit is filed with this report on Form 8-K:

      Exhibit 99 - Press Release of Standard Automotive Corporation dated
                         December 20, 2000

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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STANDARD AUTOMOTIVE CORPORATION
        (Registrant)


/s/ Joseph Spinella                                         December 27, 2000
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Joseph Spinella
Chief Financial Officer

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                                Index to Exhibits

  Exhibit
   Number         Description
   ------         -----------

      99          Press Release of Standard Automotive Corporation dated
                  December 20, 2000